Exhibit 1(h)

                     MERRILL LYNCH MUNICIPAL BOND FUND, INC.

                              Articles of Amendment


      MERRILL LYNCH MUNICIPAL BOND FUND, INC., a Maryland corporation having its principal office in the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST:  The  charter of the  Corporation  is hereby  amended  by  amending
ARTICLE V thereof in its entirety to read as follows:

                                  Capital Stock

      1. The total number of shares of capital stock which the corporation shall have authority to issue is One Billion Eight Hundred Million (1,800,000,000) shares of the par value of Ten Cents ($0.10) per share and of the aggregate par value of One Hundred Eighty Million Dollars ($180,000,000). The capital stock initially is classified into three series, two of which will consist of two classes each, which are designated as follows:

                                                                 Number of
Series                                                       Authorized Shares
------                                                       -----------------
Insured Portfolio Series Common Stock
         Class A                                               375,000,000
         Class B                                               375,000,000

High Yield Portfolio Series Common Stock
         Class A                                               375,000,000
         Class B                                               375,000,000

Limited Maturity Portfolio Series Common Stock                 300,000,000

      2. Each series of stock of the Corporation shall have the following powers, preferences and voting or other special rights, and the qualifications, restrictions and limitations thereof shall be as follows:

            (a) All consideration received by the Corporation for the issue or sale of stock of each series together with all income, earnings, profits, and proceeds received thereon, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the series of shares of stock with respect to which such assets, payments or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Corporation. Such assets, payments and funds, including any proceeds derived from the sale, exchange or liquidation thereof and any assets derived from any reinvestment of such proceeds in whatever form the same may be, are herein referred to as "assets belonging to" such series.

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            (b) The Board of  Directors  may from time to time  declare  and pay dividends or distributions, in stock or in cash, on any or all series of stock, the amount of such dividends and the payment of them being wholly in the discretion of the Board of Directors.

                  (i) Dividends or distributions on shares of any series of stock shall be paid only out of earned surplus or other lawfully available assets belonging to such series.

                  (ii) Inasmuch as one goal of the Corporation is to qualify as a "regulated investment company" under the Internal Revenue Code of 1954, as amended, or any successor or comparable statute thereto, and Regulations promulgated thereunder, and inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power in its discretion to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company and to avoid liability for the Corporation for federal income tax in respect of that year. In furtherance, and not in limitation of the foregoing, in the event that a series of stock has a net capital loss for a fiscal year, and to the extent that the net capital loss offsets net capital gains from one or both of the other series, the amount to be deemed available for distribution to the series with the net capital gain may be reduced by the amount offset.

            (c) In the event of the liquidation or dissolution of the Corporation, holders of each series of stock shall be entitled to receive, as a series, out of the assets of the Corporation available for distribution to stockholders, but other than general assets not belonging to any particular series of stock, the assets belonging to such series; and the assets so distributable to the holders of any series shall be distributed among such stockholders in proportion to the number of shares of such series held by them and recorded on the books of the Corporation. In the event that there are any general assets not belonging to any particular series of stock and available for distribution, such distribution shall be made to the holders of stock of all series in proportion to the asset value of the respective series determined in accordance with the charter of the Corporation.

            (d) The assets belonging to any series of stock shall be charged with the liabilities in respect to such series, and shall also be charged with its share of the general liabilities of the corporation, in proportion to the asset value of the respective series determined in accordance with the charter of the Corporation. The determination of the Board of Directors shall be conclusive as to the amount of liabilities, including accrued expenses and reserves, as to the allocation of the same as to a given series, and as to whether the same or general assets of the Corporation are allocable to one or more classes.

      3. Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, the holders of each class or series of capital stock shall be entitled to dividends and distributions in such amounts and at such times as may be determined by the Board of Directors, and the dividends and distributions paid with respect to the various classes or series of capital stock may vary


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

among such classes and series. Expenses related to the distribution of, and other identified expenses that should properly be allocated to, the shares of a particular class or series of capital stock may be charged to and borne solely by such class or series and the bearing of expenses solely by a class or series of capital stock may be appropriately reflected (in a manner determined by the Board of Directors) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the shares of each class or series of capital stock.

      4. Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, on each matter submitted to a vote of stockholders each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes and series shall vote together as a single class; provided, however that (a) as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act of 1940, as amended, and in effect from time to time, or any rules, regulations or orders issued thereunder, or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of a general vote for all classes and series as described above, (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more classes or series, then, subject to paragraph (c) below, the shares of all other classes and series not entitled to a separate class vote shall vote as a single class, and (c) as to any matter which does not affect the interest of a particular class or series, such class or series shall not be entitled to any vote and only the holders of shares of the one or more affected classes and series shall be entitled to vote.

      5. Any fractional shares shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

      6. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the charter and By-laws of the Corporation. All shares of Common Stock of the Corporation issued on or before October 3, 1988 shall without further act be considered Class A Common Stock. As used in the charter of the Corporation, the terms "charter" and "Articles of Incorporation" shall mean and include the Articles of Incorporation of the Corporation, as amended, supplemented and restated from time to time by Articles of Amendment, Articles Supplementary, Articles of Restatement or otherwise.

      7. The Board of Directors may classify and reclassify any unissued shares of capital stock into one or more additional or other classes or series as may be established from tine to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any existing class or series.

      SECOND: The foregoing amendment does not increase the authorized capital stock of the Corporation.


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

      THIRD: The foregoing amendment to the charter of the Corporation has been advised by the Board of Directors and approved by the stockholders of the Corporation.

      IN WITNESS WHEREOF, MERRILL LYNCH MUNICIPAL BOND FUND, INC. has caused these presents to be executed in its name and on its behalf by its Vice President and attested by its Secretary as of September 30, 1988.

ATTEST:                                      MERRILL LYNCH MUNICIPAL BOND
                                                FUND, INC.


     /s/ Mark B. Goldfus                     By: /s/ Vincent Giordano
-----------------------------               -------------------------------
     Mark B. Goldfus                             Vincent Giordano
     Secretary                                   Vice President


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

      The undersigned, Vice President of MERRILL LYNCH MUNICIPAL BOND FUND, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                             By: /s/ Vincent Giordano
                                                 ---------------------------
                                                 Vincent Giordano
                                                 Vice President


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